                                                                      EXHIBIT 11
                      McKESSON CORPORATION - CONSOLIDATED
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                       FOR THE FIVE YEARS ENDED MARCH 31
                    (in thousands except per share amounts)


                                                             1997      1996       1995       1994       1993
                                                           --------  --------  ----------  ---------  ---------
FULLY DILUTED EARNINGS PER SHARE
Income (loss) after taxes from continuing operations       $  5,149  $120,695  $(150,068)  $ 69,229   $ 66,771
Dividends requirements - convertible preferred
  securities of subsidiary trust                                665         -          -          -          -
Interest charges on convertible debentures - net of tax           -         -          -         18      1,352
Contribution adjustment - Series B ESOP convertible
   preferred stock/(1)/                                           -         -     (1,836)    (3,706)    (3,758)
                                                           --------  --------  ---------   --------   --------
                                                              5,814   120,695   (151,904)    65,541     64,365
Discontinued operations                                       8,583    14,738    (23,074)    55,161     47,964
Discontinued operations -
   Gain on sale/donation of Armor All stock                 120,178         -        996     32,666          -
   Gain on sale of PCS                                            -         -    576,656          -          -
Extraordinary item                                                -         -          -     (4,186)         -
Cumulative effects of accounting changes                          -         -          -    (16,660)         -
                                                           --------  --------  ---------   --------   --------
   Total                                                   $134,575  $135,433  $ 402,674   $132,522   $112,329
                                                           ========  ========  =========   ========   ========
Fully diluted shares
      Common shares outstanding/(2)/                         44,827    46,740     43,568     40,943     40,025
      Convertible securities - dilutive                         283         -      1,882      3,160      4,783
                                                           --------  --------  ---------   --------   --------
          Total                                              45,110    46,740     45,450     44,103     44,808
                                                           ========  ========  =========   ========   ========
Fully diluted earnings per share
      Continuing operations                                $   0.13  $   2.59  $   (3.34)  $   1.49   $   1.44
      Discontinued operations                                  0.19      0.31      (0.51)      1.25       1.07
      Discontinued operations -
         Gain on sale/donation of Armor All stock              2.66         -       0.02       0.74          -
         Gain on sale of PCS                                      -         -      12.69          -          -
      Extraordinary item                                          -         -          -      (0.10)         -
      Cumulative effects of accounting changes                    -         -          -      (0.38)         -
                                                           --------  --------  ---------   --------   --------
          Total                                            $   2.98  $   2.90  $    8.86   $   3.00   $   2.51
                                                           ========  ========  =========   ========   ========
PRIMARY EARNINGS PER SHARE
Income (loss) after taxes from continuing operations       $  5,149  $120,695  $(150,068)  $ 69,229   $ 66,771
Dividend requirements - convertible preferred stock               -         -     (3,501)    (7,052)    (7,010)
                                                           --------  --------  ---------   --------   --------
                                                              5,149   120,695   (153,569)    62,177     59,761
Discontinued operations                                       8,583    14,738    (23,074)    55,161     47,964
Discontinued operations -
   Gain on sale/donation of Armor All stock                 120,178         -        996     32,666          -
   Gain on sale of PCS                                            -         -    576,656          -          -
Extraordinary item                                                -         -          -     (4,186)         -
Cumulative effects of accounting changes                          -         -          -    (16,660)         -
                                                           --------  --------  ---------   --------   --------
   Total                                                   $133,910  $135,433  $ 401,009   $129,158   $107,725
                                                           ========  ========  =========   ========   ========
Common shares outstanding                                    44,544    46,646     43,568     40,789     40,025
                                                           ========  ========  =========   ========   ========

Primary earnings per share
      Continuing operations                                $   0.12  $   2.59  $   (3.52)  $   1.53   $   1.49
      Discontinued operations                                  0.19      0.31      (0.53)      1.35       1.20
      Discontinued operations -
         Gain on sale/donation of Armor All stock              2.70         -       0.02       0.80          -
         Gain on sale of PCS                                      -         -      13.23          -          -
      Extraordinary item                                          -         -          -      (0.10)         -
      Cumulative effects of accounting changes                    -         -          -      (0.41)         -
                                                           --------  --------  ---------   --------   --------
          Total                                            $   3.01  $   2.90  $    9.20   $   3.17   $   2.69
                                                           ========  ========  =========   ========   ========

(1) Represents the assumed additional ESOP contribution expense that the Company would have incurred if the Series B ESOP convertible preferred stock had been converted at the beginning of the period presented.

(2) Common shares outstanding have been computed by adding the monthly average (beginning of the month plus end of the month divided by 2), dividing the aggregate by 12 and adjusting this total for dilutive stock options using the treasury stock method.


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